FOR IMMEDIATE RELEASE

Tower International Announces Extension of Early Tender Date and Extension of Expiration Date of Cash Tender Offer for up to $275,992,000 of Outstanding 10.625% Senior Secured Notes due 2017

LIVONIA, Mich., April 5, 2013 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced the extension of the early tender date and the extension of the expiration date for the previously announced cash tender offer (the “Tender Offer”) by its wholly-owned subsidiaries, Tower Automotive Holdings USA, LLC and TA Holdings Finance, Inc. (such subsidiaries collectively, the “Company”), to purchase up to $275,992,000 of their outstanding 10.625% Senior Secured Notes due 2017 (the “Notes”). The Tender Offer is being made pursuant to an “Offer to Purchase” dated March 15, 2013, which sets forth a more comprehensive description of the terms of the Tender Offer, as such Offer to Purchase is amended hereby. The table below sets forth information with respect to the Notes and the Tender Offer:

CUSIP Number/ISIN	Title of Notes	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)	Early Tender Payment(1)	Total Consideration(1)(2)

89170NAA4/ US89170NAA46 U8918NAA8/ USU8918NAA82	10.625% Senior Secured Notes due 2017	$361,992,000	$1,110.00	$30.00	$1,140.00

1.	Per $1,000 principal amount of Notes validly tendered and accepted for purchase
2.	Inclusive of the Early Tender Payment

The early tender date for the Tender Offer was 5:00 p.m., New York City time, on March 28, 2013, and has been extended to 5:00 p.m., New York City time, on April 8, 2013 (such date and time, as the same may be extended, the “Early Tender Date”). The Withdrawal Deadline (as defined in the Offer to Purchase) was 5:00 p.m., New York City time, on March 28, 2013, and has not been extended. Notes already tendered pursuant to the Tender Offer may not be withdrawn, and any other Notes tendered prior to the expiration date of the Tender Offer may not be withdrawn.

As of the Withdrawal Deadline, holders of approximately $129,575,000 aggregate principal amount of Notes validly tendered their Notes. The Company currently expects holders of at least approximately $150,000,000 aggregate principal amount of additional Notes to tender such Notes on or prior to the Early Tender Date. Therefore, the Company currently expects the total aggregate principal amount of tendered Notes to be at least approximately $280,000,000. There is no assurance, however, that any such additional tenders will occur. Holders of Notes who tendered and did not withdraw their Notes at or before the Withdrawal Deadline, and holders of Notes who tendered or who will tender their Notes after the Withdrawal Deadline and prior to the Early Tender Date, will, if such Notes are purchased by us, receive the “Total Consideration.” The Total Consideration payable for each $1,000 principal amount of Notes validly tendered at or before the Early Tender Date and accepted for purchase is equal to $1,140.00.

The expiration date for the Tender Offer was scheduled to expire at 12:01 a.m., New York City time, on April 12, 2013, and has been extended to 12:01 a.m., New York City time, on April 22, 2013, unless extended or earlier terminated by the Company in its sole discretion (such date, as the same may be extended, the “Expiration Date”). Holders who tender their Notes after the Early Tender Date and prior to the Expiration Date will, if such Notes are purchased by us, receive the “Tender Offer Consideration,” which is the Total Consideration minus an “Early Tender Payment” of $30.00 per $1,000 principal amount of Notes validly tendered and accepted for purchase. In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of Notes accepted for purchase will receive accrued and unpaid interest from the last interest payment date for the Notes to, but not including, the settlement date.

Aside from the extension of the Early Tender Date and the extension of the Expiration Date, all other terms and conditions of the Tender Offer remain unchanged.

The Company plans to accept for purchase the maximum aggregate principal amount of Notes validly tendered on a pro rata basis (with adjustments downward to avoid the purchase of Notes in a principal amount other than $2,000 or integral multiples of $1,000 in excess thereof) that can be purchased, such that the maximum aggregate principal amount of Notes purchased in the Tender Offer will not exceed $275,992,000 (the “Tender Cap Amount”), subject to the satisfaction of certain conditions, including the Financing Condition (as defined below). The Company has reserved the right to increase the Tender Cap Amount without extending withdrawal rights except in limited circumstances where the Company determines additional withdrawal rights are required by law.

The Company anticipates that the settlement date for Notes validly tendered on or before the Expiration Date and accepted for purchase by the Company will occur promptly following the Expiration Date.

Following consummation of the Tender Offer, pursuant to the terms of the indenture governing the Notes (the “Indenture”), the Company intends to redeem up to $86,000,000 aggregate principal amount of Notes, to the extent such amounts remain outstanding, at a redemption price of 105.0% of the principal amount thereof, plus accrued and unpaid interest. The Company expects to give notice of redemption of up to $43,000,000 of such principal amount on or about the date of closing of a new financing contemplated by the Financing Condition (as defined below) and to give notice of redemption of the balance thereof on or about August 24, 2013. There is no assurance, however, that any such redemption will occur.

Citigroup Global Markets Inc. is serving as dealer manager for the Tender Offer. Global Bondholder Services Corporation is serving as the depositary and the information agent for the Tender Offer. Requests for documents may be directed to Global Bondholder Services Corporation by phone at (866) 857-2200 or (212) 430-3774 or in writing at 65 Broadway, Suite 404, New York, NY 10006. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at either (800) 558-3745 or collect at (212) 723-6106.

The Tender Offer is subject to the satisfaction of certain conditions, including the Company’s arranging new financing on terms and conditions satisfactory to the Company (the “Financing Condition”). If any of the conditions are not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws, and may terminate the Tender Offer. The Tender Offer is not conditioned on the tender of a minimum principal amount of Notes. The Company has reserved the right to terminate the Tender Offer before the Expiration Date and not accept for purchase any Notes not theretofore accepted for purchase pursuant to the Tender Offer and otherwise amend the terms of the Tender Offer in any respect, subject to applicable laws.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Tender Offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. None of the Company, its directors, members, managers or officers, the dealer manager or the depositary and information agent makes any recommendations as to whether holders should tender their Notes pursuant to the Tender Offer. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Tower International, Inc.’s and its direct and indirect subsidiaries (referred to in this section of this press release as “we” or “our”) projected revenue, Adjusted EBITDA, free cash flow, earnings, financial results and its future sales growth outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in Tower International, Inc.’s reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	our ability to generate non-automotive revenues;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com